Exhibit 10.2

                  INDEPENDENT NON-EXECUTIVE DIRECTOR AGREEMENT

         THIS INDEPENDENT NON-EXECUTIVE DIRECTOR AGREEMENT ("Agreement") is made, entered into and effective as of September 2nd, 2004 (the "Effective Date"), between HQ Sustainable Maritime Industries Inc. (HQSM or the Company), a Delaware corporation with its principal place of business located at 14 Wall Street suite 2000, New York, NY 10005 (the "Company"), and Daniel (Pak Ming) Too an individual residing 60 Wheeling Dr., Scarborough, Ontario, Canada M1C 3X3 (the "INED").

         WHEREAS, prior commencing to the Effective Date (the "Inception Date"), the INED has been employed by, and has been performing executive services for, the Company; and

         WHEREAS, the Company and the INED wish to memorialize the terms and conditions of the INED's employment by the Company in the position of Managing Director;

         NOW,  THEREFORE,   in  consideration  of  the  covenants  and  promises
contained herein, the Company and the INED agree as follows:

         1. INED. The Company offers to retain the INED, and the INED agrees to be retained by Company, in accordance with the terms and subject to the conditions of this Agreement, commencing on the Effective Date and terminating on the first anniversary of the Effective Date (the "Scheduled Termination Date"), unless terminated in accordance with the provisions of paragraph 11 hereinbelow, in which case the provisions of paragraph 11 shall control, provided however, that unless either party provides the other party with written notice of his or its intention not to renew this Agreement at least six (6) months prior to the Scheduled Termination Date, this Agreement shall automatically renew for an additional five-year period commencing on the day after the Scheduled Termination Date and terminating on the fifth anniversary of the day after the Scheduled Termination Date. The INED affirms that no obligation exists between the INED and any other entity which would prevent or impede the INED's immediate and full performance of every obligation of this Agreement.

         2. Position and Duties. During the term of the INED's employment hereunder, the INED shall continue to serve in, and assume duties and responsibilities consistent with, the position of Independent non-executive director, unless and until otherwise instructed by the Company. The INED agrees to devote the necessary working time, skill, energy and best business efforts during the term of his retainer with the Company . Daniel (Pak Ming) Toofully understands the role of INED in protecting minority shareholders' rights and in supervising the audit committee during the various financial reporting periods of the company.


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         Notwithstanding anything to the contrary contained herein, the INED may hold officer and non-executive director positions (or the equivalent position) in or at other entities that are affiliated and not affiliated with the Company. The Company acknowledges that the INED currently holds, and acknowledges the INED's right to continue to hold, such positions in such entities and to continue to fulfill his obligations in connection with holding such positions in such entities so long as it does not interfere with his ability to perform his duties and responsibilities hereunder.

         3. No Conflicts. The INED covenants and agrees that for so long as he is retained by the Company, he shall govern himself in such a way as to avoid any conflict with his duties in protecting the company and the interests of the minority shareholders in the Company.


         4. Compensation.

         a. Base Remuneration. During the term of this Agreement, the Company shall pay, and the INED agrees to accept, in consideration for the INED's services hereunder, pro rata three payments of the annual salary of $15,000.00, less all applicable taxes and other appropriate deductions. The INED's base salary shall be increased annually, on January 1 of each calendar year, in amount no less than ten percent (10%). In addition, the Company's Board of Directors (the "Board") shall review the INED's base salary annually to determine whether it should be increased more than ten percent (10%). The decision to increase the INED's base more than ten percent (10%) and the amount of any such increase shall be within the Board's sole discretion.

         b. Annual Bonus. During the term of this Agreement, the INED shall be entitled to an annual bonus in an amount no less than $15,000.00 in shares calculated at the then trading value of the company at the anniversary of the present agreement or at such other time as may be determined by the Board..

         5. Expenses. During the term of this Agreement, the INED shall be entitled to payment or reimbursement of any reasonable expenses paid or incurred by him in connection with and related to the performance of his duties and responsibilities hereunder for the Company. All requests by the INED for payment of reimbursement of such expenses shall be supported by appropriate invoices, vouchers, receipts or such other supporting documentation in such form and containing such information as the Company may from time to time require, evidencing that the INED, in fact, incurred or paid said expenses.

         6. Termination of Employment.

Either the Company, HQSM or INED may terminate the present agreement with an advance notice of at least 60 days, given in writing to the address hereinabove mentioned, to wit

If to the Company:

HQSM.
14 Wall Street suite 2000
New York, NY 10005
With a place of business at;



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

7305 Marie-Victorin, Suite 100
Brossard, Quebec J4W 1A6
Tel: (450) 465-3474 (465 FISH)
Fax: (450) 465-7348

If to the INED:

         Daniel Pak Ming Too
         60 Wheeling Dr., Scarborough, Ontario, Canada M1C 3X3

         7. Miscellaneous.

         a. Telephones, stationery, postage, e-mail, the internet and other resources made available to the INED by the Company, are solely for the furtherance of the Company's business.

         b. All issues and disputes concerning, relating to or arising out of this Agreement and from the INED's employment by the Company, including, without limitation, the construction and interpretation of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to that State's principles of conflicts of law.

         c. The INED and the Company agree that any provision of this Agreement deemed unenforceable or invalid may be reformed to permit enforcement of the objectionable provision to the fullest permissible extent. Any provision of this Agreement deemed unenforceable after modification shall be deemed stricken from this Agreement, with the remainder of the Agreement being given its full force and effect.

         d. This instrument constitutes the entire Agreement between the parties regarding its subject matter. When signed by all parties, this Agreement supersedes and nullifies all prior or contemporaneous conversations, negotiations, or agreements, oral and written, regarding the subject matter of this Agreement. In any future construction of this Agreement, this Agreement should be given its plain meaning. This Agreement may be amended only by a writing signed by the Company and the INED.

         e. This Agreement may be executed in counterparts, a counterpart transmitted via facsimile, and all executed counterparts, when taken together, shall constitute sufficient proof of the parties' entry into this Agreement. The parties agree to execute any further or future documents which may be necessary to allow the full performance of this Agreement. This Agreement contains headings for ease of reference. The headings have no independent meaning.

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THE INEDPENDENT NON-EXECUTIVE DIRECTOR STATES THAT HE HAS FREELY AND VOLUNTARILY
ENTERED INTO THIS AGREEMENT AND THAT HE HAS READ AND UNDERSTOOD EACH AND EVERY PROVISION THEREOF. THIS AGREEMENT IS EFFECTIVE UPON THE EXECUTION OF THIS AGREEMENT BY BOTH PARTIES.

UNDERSTOOD, AGREED, AND ACCEPTED:



DANIEL (PAK MING) TOO                        HQ SUSTAINBLE MARITIME
                                             INDUSTRIES, INC.



/s/ Daniel (Pak Ming Too)                    By: /s/ Norbert Sporns
-------------------------------                 --------------------------------
                                                Name: Norbert Sporns
                                                Title: CEO & President

Date: September 2, 2004                      Date: September 2, 2004
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